UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2019 (November 14, 2019)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC
Warrants to purchase Common Stock	DRIOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective as of November 18, 2019, DarioHealth Corp. (the “Company”) will effect a reverse stock split of its outstanding shares of common stock at a ratio of one-for-twenty (the “Reverse Split”). The Reverse Split, which was approved by the Company’s board of directors under authority granted by the Company's stockholders at the Company’s 2019 Annual Meeting of Stockholders held on November 6, 2019, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on November 14, 2019 (the “Certificate of Amendment”). The Reverse Split will take effect on November 18, 2019.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split will take effect at 12:01 a.m. Eastern Standard Time on November 18, 2019, and will be reflected with the Nasdaq Capital Market (“Nasdaq”) and in the marketplace at the open of business on November 18, 2019 (the “Effective Date”), whereupon the shares of common stock began trading on a split-adjusted basis. In connection with the Reverse Split, the Company’s common stock will continue to trade on Nasdaq under the symbol “DRIO” but will trade under a new CUSIP Number, 23725P 209.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Reverse Split, divided by (ii) twenty.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one additional whole share of the post-Reverse Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Split.

State Filing. The Reverse Split was effected by the Company filing the Certificate of Amendment with the Secretary of State of the State of Delaware on November 14, 2019. The Certificate was not effective until the Effective Date. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue 160,000,000 shares of common stock and the Reverse Split has no impact on such amount. As of November 14, 2019 (immediately prior to the Effective Date), there were 43,696,840 shares of common stock outstanding. As a result of the Reverse Split, there will be approximately 2,184,842 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Split.

All options, convertible securities, unvested shares of restricted stock and warrants of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, convertible securities, unvested shares of restricted stock, restricted stock units and warrants are exercisable or convertible by twenty and multiplying the exercise or conversion price thereof by twenty, as a result of the Reverse Split.

Certificate of Elimination

In addition, on November 14, 2019, the Company filed a Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation (the “Certificate of Elimination”) with the Secretary of State of Delaware effecting the elimination of the Certificate of Designations with respect to Company’s Series D Convertible Preferred Stock. The Certificate of Elimination returns such shares to the status of authorized but unissued shares of the Company’s preferred stock without designation. No shares of Series D Convertible Preferred Stock were outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation to implement the Reverse Split.
3.2	Certificate of Elimination of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2019	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary